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Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the EarthLink, Inc. 401(k) Plan of our report dated January 23, 2002, with respect to the financial statements of EarthLink, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Atlanta, Georgia
July 15, 2002

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CONSENT OF INDEPENDENT AUDITORS